As filed with the U.S. Securities and Exchange Commission on March 28, 2023

Registration No. 333-269726

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARMATA PHARMACEUTICALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Washington	91-1549568
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4503 Glencoe Avenue

Marina del Rey, California 90292-3552

(310) 665-2928

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian Varnum

Chief Executive Officer

Armata Pharmaceuticals, Inc.

4503 Glencoe Avenue

Marina del Rey, California 90292

(310) 665-2928

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Faith L. Charles, Esq.	Jared Fertman
Thompson Hine LLP	Willkie Farr & Gallagher LLP
335 Madison Avenue, 12th Floor	787 Seventh Avenue
New York, New York 10017-4611	New York, New York 10019-6099
(212) 908-3905	(212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling shareholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 28, 2023

ARMATA PHARMACEUTICALS, INC.

21,315,790 Shares of

Common Stock

This prospectus relates to the disposition from time to time of up to 21,315,790 shares of our common stock issuable upon conversion of a portion or all of the outstanding principal amount of, and any accrued and unpaid interest on, the loan (the “Loan”), made to us pursuant to the secured convertible credit and security agreement, dated January 10, 2023 (the “Credit Agreement”), by and between Armata Pharmaceuticals, Inc. (the “Company”), as borrower, and the selling shareholder, as lender. The shares of common stock issuable pursuant to the Credit Agreement are referred to herein as the “Shares.” We are registering the resale of the Shares as required by the Registration Rights Agreement we entered into with the selling shareholder on February 9, 2023 (the “Registration Rights Agreement”).

The selling shareholder may resell or dispose of the Shares at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the “Plan of Distribution” section of this prospectus. The selling shareholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares held by such selling shareholder. We will bear all costs, expenses, and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the selling shareholder.

Our common stock is listed on the NYSE American under the symbol “ARMP.” On March 24, 2023, the last reported sale price of our common stock on the NYSE American was $1.46 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or delivery of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2023

________________

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling shareholder may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

In this prospectus, “we,” “us,” “our,” and “Armata” refer to Armata Pharmaceuticals, Inc. and its subsidiaries, on a consolidated basis, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling shareholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under which the selling shareholder may offer the Shares from time to time in one or more offerings. If required, each time the selling shareholder offers the Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the Shares offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary” and “Risk Factors” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;

•	our ability to raise additional capital when needed and to continue as a going concern;

•	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;

•	our clinical development plans, including planned clinical trials;

•	our research and development plans, including our clinical development plans;

•	our ability to select combinations of phages to formulate our product candidates;

•	our development of bacteriophage-based therapies;

•	the potential use of bacteriophages to treat bacterial infections;

•	the potential future of antibiotic resistance;

•	our ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics;

•	our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies;

•	the expected timing of additional clinical trials, including Phase 1b/Phase 2 or registrational clinical trials;

•	our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials;

•	the drug product candidates to be supplied by us for clinical trials;

•	the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance;

•	the safety and efficacy of our product candidates;

•	our anticipated regulatory pathways for our product candidates;

•	the activities to be performed by specific parties in connection with clinical trials;

•	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;

•	our pursuit of additional indications;

•	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration (the “FDA”) and other regulatory agencies;

•	our ability to leverage the experience of our management team and to attract and retain management and other key personnel;

•	the capacities and performance of our suppliers, manufacturers, contract research organizations (“CROs”) and other third parties over whom we have limited control;

•	our ability to staff and maintain our Marina del Rey production facility under fully compliant current Good Manufacturing Practices (“cGMP”);

•	the actions of our competitors and success of competing drugs or other therapies that are or may become available;

•	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;

•	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;

•	the benefits of our product candidates;

•	potential market growth and market and industry trends;

•	maintaining collaborations with third parties including our partnerships with the Cystic Fibrosis Foundation (“CFF”) and the U.S. Department of Defense (the “DoD”);

•	potential future collaborations with third parties and the potential markets and market opportunities for product candidates;

•	our ability to achieve our vision, including improvements through engineering and success of clinical trials;

•	our ability to meet anticipated milestones for in the development and testing of the relevant product;

•	our ability to be a leader in the development of phage-based therapeutics;

•	the expected use of proceeds from the $16.3 million DoD grant;

•	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;

•	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;

•	our expectations regarding future planned expenditures;

•	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;

•	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates;

•	our ability to protect our intellectual property, including pending and issued patents;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	our ability to advance our clinical development programs, which could be impacted by the ongoing COVID-19 pandemic;

•	the expected impact of the ongoing COVID-19 pandemic on our operations and any statements of assumptions underlying any of the items mentioned; and

•	statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of those terms, and similar expressions. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date hereof and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain. Given these uncertainties, you should not place undue reliance on any of the forward-looking statements included in this prospectus. In addition, this prospectus also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that should be considered before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering.

Our Company

We are a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using our proprietary bacteriophage-based technology. Bacteriophages or “phages” have a powerful and highly differentiated mechanism of action that enables binding to and killing specific bacteria, in contrast to traditional broad-spectrum antibiotics. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current standard of care therapies, including the so-called multidrug-resistant or “superbug” strains of bacteria. We are a leading developer of phage therapeutics and are uniquely positioned to address the growing worldwide threat of antibiotic-resistant bacterial infections.

We are combining our proprietary approach and expertise in identifying, characterizing and developing both naturally-occurring and engineered (synthetic) bacteriophages with our proprietary phage-specific current good manufacturing practice regulations compliant (“cGMP”) manufacturing capabilities to advance a broad pipeline of high-quality bacteriophage product candidates.

We are developing and advancing our lead clinical phage candidate for Pseudomonas aeruginosa. On October 14, 2020, we received the approval to proceed from the U.S. Food and Drug Administration (the “FDA”) for our Investigational New Drug (“IND”) application for AP-PA02. In the first quarter of 2023, Armata announced positive topline results from the completed “SWARM-P.a.” study – a Phase 1b/2a, multicenter, double-blind, randomized, placebo-controlled, single ascending dose (“SAD”) and multiple ascending dose (“MAD”) clinical trial to evaluate the safety and tolerability of inhaled AP-PA02 in subjects with cystic fibrosis (“CF”) and chronic pulmonary P. aeruginosa infection. Data indicate that AP-PA02 was well-tolerated with a treatment emergent adverse event profile similar to placebo. Pharmacokinetcs (PK) findings confirm that AP-PA02 can be effectively delivered to the lungs through nebulization with minimal systemic exposure, with single ascending doses and multiple ascending doses resulting in a proportional increase in exposure as measured in induced sputum and exposure achievement relatively consistent across patient subjects. Additionally, bacterial levels of P. aeruginosa in the sputum measured at several timepoints suggest improvement in bacterial load reduction for subjects treated with AP-PA02 at the end of treatment as compared to placebo after ten days of dosing. This study is supported by the Cystic Fibrosis Foundation (“CFF”), which granted Armata a Therapeutics Development Award of up to $5.0 million.

We are also developing and advancing a phage product candidate for Staphylococcus aureus (“S. aureus”) for the treatment of complicated S. aureus bacteremia, AP-SA02. On June 15, 2020, we entered into an agreement (the “MTEC Agreement”) with the Medical Technology Enterprise Consortium (“MTEC”), pursuant to which we expect to receive a $15.0 million grant and entered into a three-year program administered by the U.S Department of Defense (the “DoD”) through MTEC with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. On September 29, 2022 the MTEC Agreement was modified to increase the total award by $1.3 million to $16.3 million and extend the term into the third quarter of 2024. The grant is being used to partially fund a Phase 1/2, multi-center, randomized, double-blind, placebo- controlled dose escalation study that will assess the safety, tolerability, and efficacy of our phage-based candidate, AP-SA02, for the treatment of adults with S. aureus bacteremia. On November 17, 2021, Armata announced that it had received from the FDA the approval to proceed for our IND application for AP-SA02. We plan to continue to advance the “diSArm” study provided that the impacts of COVID-19 do not impede our ability to enroll subjects in this clinical trial.

On February 22, 2022, Armata announced that it had received from the FDA the approval to proceed for our IND application for AP-PA02, in a second indication, non-cystic fibrosis bronchiectasis (“NCFB”). The Company initiated a Phase 2 trial (“Tailwind”) in NCFB in 2022 and reported first patient dosing in the first quarter of 2023. The "Tailwind” study is a Phase 2, multicenter, double-blind, randomized, placebo-controlled study to evaluate the safety, phage kinetics, and efficacy of inhaled AP-PA02 phage therapeutic in subjects with NCFB and chronic pulmonary Pseudomonas aeruginosa infection.

On August 1, 2022, Armata announced that it had received the approval from the FDA to proceed for our IND for AP-SA02, in a second indication, prosthetic joint infections (“PJI”). The Company plans to initiate a Phase 1b/2a trial in 2023, which will assess the safety and tolerability of intravenous and intra-articular AP-SA02 as an adjunct to standard of care antibiotics in adults undergoing debridement, antibiotics, and implant retention for the treatment of periprosthetic joint infections caused by S. aureus.

We are committed to conducting randomized controlled clinical trials required for FDA approval in order to move toward the commercialization of alternatives to traditional antibiotics and provide a potential method of treating patients suffering from drug-resistant and difficult-to-treat bacterial infections.

Corporate History and Reorganization

Armata was created as a result of a business combination of Armata (formerly known as AmpliPhi) with C3J that became effective on May 9, 2019. Immediately prior to the closing of the Merger, AmpliPhi changed its name to Armata Pharmaceuticals, Inc.

C3J’s predecessor, C3 Jian, Inc., was incorporated under the laws of the State of California on November 4, 2005. On February 26, 2016, as part of a reorganization transaction, C3 Jian, Inc. merged with a wholly-owned subsidiary of C3J, and as part of this process, C3 Jian, Inc. was converted to a limited liability company organized under the laws of the State of California named C3 Jian, LLC. Prior to the Merger, C3J was privately held and was financed principally through a series of equity financings.

AmpliPhi was incorporated under the laws of the State of Washington in March 1989 as a wholly-owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation. In January 2011, AmpliPhi completed the acquisition of Biocontrol Ltd, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. In November 2012, AmpliPhi completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, with the goal of continuing research addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments.

Our corporate headquarters are located in Marina del Rey, California, with an address of 4503 Glencoe Avenue, Marina del Rey, CA 90292, and our telephone number is +1 (310) 665-2928. We maintain a website at https://www.armatapharma.com, to which we regularly post copies of our press releases as well as additional information about us. We have included our website address in this annual report solely as an inactive textual reference.

The Offering

Issuer	Armata Pharmaceuticals, Inc. (the “Company”)

Shares offered by the selling shareholder	Up to 21,315,790 shares of our common stock, par value $0.01 per share (“Common Stock”) issuable upon conversion of a portion or all of the outstanding principal amount of, and any accrued and unpaid interest on, the Loan.

Common stock outstanding immediately after this offering:	Up to 57,460,496 shares of Common Stock, assuming conversion of a portion or all of the principal amount of, and any accrued and unpaid interest on, the Loan at the Optional Conversion Price (as defined under the heading “Description of the Transaction”), based on the closing price of our common stock on January 9, 2023, which was $1.52.

Use of proceeds	We will not receive any proceeds from the sale of the Shares in this offering. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 8 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

NYSE American symbol	“ARMP”

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline, and you might lose all or part of the value of your investment.

DESCRIPTION OF THE TRANSACTION

Credit Agreement

The Credit Agreement provides for a secured term loan facility in an aggregate amount of $30 million at an interest rate of 8.0% per annum, and has a maturity date of January 10, 2024.

Mandatory Conversion. The Credit Agreement provides that if a Qualified Financing (as defined in the Credit Agreement) occurs prior to the maturity date, the outstanding principal amount of, and all accrued and unpaid interest on, the Loan shall be converted into shares of the our common stock, par value $0.01 per share (“Common Stock”) at a price per share equal to a 15.0% discount to the lowest price per share for Common Stock paid by investors in a Qualified Financing (which price paid by investors in a Qualified Financing may not be less than a 15.0% discount to the closing price of Common Stock immediately prior to the consummation of a Qualified Financing event).

Optional Conversion. The Credit Agreement also confers upon the selling shareholder the option to convert any outstanding Loan amount, including all accrued and unpaid interest thereon, into shares of our Common Stock at a price per share equal to the greater of book value or market value per share of Common Stock on the date immediately preceding the effective date of the Credit Agreement, which was $1.52 (as may be appropriately adjusted for any stock split, combination or similar act) (the “Optional Conversion Price”) after the effective date of the registration statement of which this prospectus forms a part.

Collateral. Repayment of the Loan is required to be guaranteed by the Company’s domestic subsidiaries and foreign material subsidiaries, and the Loan is secured by substantially all of the assets of the Company and the subsidiary guarantors.

Registration Rights. Pursuant to the Credit Agreement, we entered into a Registration Rights agreement with the selling shareholder on February 9, 2023, and agreed to prepare and file this registration statement covering the resale of all securities issued to the selling shareholder in connection with any conversion under the Credit Agreement.

Other Provisions. The Credit Agreement contains customary affirmative and negative covenants and representations and warranties, including financial reporting obligations and certain limitations on indebtedness, liens, investments, distributions (including dividends), collateral, investments, mergers or acquisitions and fundamental corporate changes. The Credit Agreement also includes customary events of default, including payment defaults, breaches of provisions under the loan documents, certain losses or impairment of collateral and related security interests, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Credit Agreement, certain bankruptcy or insolvency events, and a material deviation from the Company’s operating budget.

USE OF PROCEEDS

We are registering the Shares pursuant to registration rights granted to the selling shareholder in accordance with the Registration Rights Agreement.

We will not receive any proceeds from the sale of the Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Shares will be for the account of the selling shareholder named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, NYSE American listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement. The selling shareholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling shareholder in disposing of the Shares covered by this prospectus.

THE SELLING SHAREHOLDER

We have prepared this prospectus to allow the selling shareholder or its pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 21,315,790 shares of our Common Stock issuable upon conversion of a portion or all of the outstanding principal amount of, and any accrued and unpaid interest on, the Loan.

In connection with certain registration rights we granted to the selling shareholder pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Shares offered by this prospectus from time to time on the NYSE American, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling shareholder.

The following table sets forth the name of the selling shareholder, the shares of our Common Stock beneficially owned by the selling shareholder as of March 1, 2023, the Shares that may be offered under this prospectus and the shares of our Common Stock beneficially owned by the selling shareholder assuming all of the Shares registered for resale hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the Shares that the selling shareholder may offer under this prospectus. The selling shareholder may sell some, all or none of the Shares. We do not know how long the selling shareholder will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be offered from time to time by the selling shareholder.

The information set forth below is based upon information obtained from the selling shareholder and upon information in our possession regarding the issuance of shares of common stock to the selling shareholder in connection with the Credit Agreement. The selling shareholder may offer all, some or none of the shares of our Common Stock that we may issue upon the conversion of the Loan. Accordingly, we cannot estimate the number of shares of our Common Stock that will be held by the selling shareholder upon consummation of the offering. In addition, the selling shareholder may have acquired, sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), all or a portion of the shares of our Common Stock since the date of this prospectus.

The number of shares of our Common Stock being offered as shown in the table below, which consists of up to 21,315,790 shares of common stock registered for resale hereby, assumes the issuance of those shares upon conversion at an Optional Conversion Price of $1.52 of the principal amount of the Loan and of an assumed accrual of $2,400,000 in unpaid interest, which interest amount represents the interest ordinarily accruable on the Loan until the maturity date of the Loan. The percentage of shares owned after the offering are based on 36,144,706 shares of our Common Stock outstanding as of March 1, 2023, plus the shares of Common Stock registered for resale hereby.

	Shares of Common Stock Beneficially Owned Prior to	Number of Shares Being	Shares of Common Stock Beneficially Owned After Offering(3)
Name of Selling Shareholder	Offering(1)	Offered	Number(2)	Percent
Innoviva Strategic Opportunities LLC	48,335,606	21,315,790	27,019,816	39.67%

(1)	“Beneficial ownership” is a term broadly defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has sole or shared investment power or voting power, and also ownership of any shares which the person has the right to acquire within 60 days of March 1, 2023, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. In addition, the indication of beneficial ownership herein includes rights to acquire shares beyond the 60-day period after March 1, 2023, and consists of ownership of shares of Common Stock issuable to the selling shareholder upon conversion at an Optional Conversion Price of $1.52 of the principal amount of the Loan and an assumed accrual of $2,400,000 in unpaid interest, which interest amount represents the interest ordinarily accruable on the Loan until the maturity date of the Loan. The indication herein that shares are beneficially owned is not an admission on the part of the selling shareholder that it is a direct or indirect beneficial owner of those shares.

(2)	Includes 10,653,847 shares of common stock issuable upon exercise of certain warrants.

(3)	Assumes that all the Shares being registered in this prospectus are resold to third parties. Does not include 8,710,800 shares of common stock and warrants to acquire an additional 8,710,800 shares of common stock held by Innoviva, Inc., of which Innoviva Strategic Opportunities LLC is a wholly-owned subsidiary.

Relationship with the Selling Shareholder

The following descriptions of our transactions, agreements, and other relationships with the selling shareholder are summaries. The following descriptions are not complete and are subject to and qualified in their entirety by the referenced transactions, agreements, and documentation of other relationships, which are filed as exhibits to the registration statement of which this prospectus is a part.

Credit Agreement

On January 10, 2023, we entered into, as borrower, a Secured Convertible Credit and Security Agreement (the “Credit Agreement”) with Innoviva Strategic Opportunities LLC, as lender (“Innoviva”), which provides for a secured term loan facility in an aggregate amount of $30 million at an interest rate of 8.0% per annum, and has a maturity date of January 10, 2024. See “Description of the Transaction.”

Private Placements

February 2022 Private Placement

On February 9, 2022, we entered into a Securities Purchase Agreement with Innoviva, pursuant to which we agreed to issue and sell to Innoviva, in a private placement, up to 9,000,000 newly issued shares of our common and warrants to purchase up to 4,500,000 shares of our common stock, with an exercise price per share of $5.00. Each share of common stock was sold together with one-half common warrant, and the per-unit purchase price was $5.00.

October 2021 Private Placements

On October 28, 2021, we entered into a Securities Purchase Agreement with Innoviva and the CFF, pursuant to which we agreed, in private placements, to issue and sell 1,212,122 shares of our common stock to Innoviva and to issue and sell 909,091 shares of our common stock to CFF. Each share of common stock was sold at a per share price of $3.30.

January 2021 Private Placement

On January 26, 2021, we entered into a Securities Purchase Agreement with Innoviva, pursuant to which we agreed to issue and sell to Innoviva, in a private placement, up to 6,153,847 newly issued shares of our common stock and warrants to purchase up to 6,153,847 shares of our common stock, with an exercise price per share of $3.25. Each share of common stock was sold together with one 2021 common warrant, and the per-unit purchase price was $3.25.

January 2020 Private Placement

On January 27, 2020, we entered into a Securities Purchase Agreement with Innoviva, Inc., pursuant to which we agreed to issue and sell to Innoviva, Inc., in a private placement, up to 8,710,800 newly issued shares of our common stock and warrants to purchase up to 8,710,800 shares of our common stock, with an exercise price per share of $2.87. Each share of common stock was sold together with one common warrant, and the per-unit purchase price was $2.87.

Registration Rights Agreements

February 2023 Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling shareholder, we agreed to prepare and file with the SEC a registration statement on Form S-3, of which this prospectus forms a part, that permits the resale of the Shares and, subject to certain exceptions, to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective under the Securities Act until (i) all Shares registered by this registration statement have been sold, transferred or otherwise disposed of by the selling shareholder, (ii) the Shares are sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act, (iii) the Shares cease to be outstanding, or (iv) the Shares have become eligible for sale by the selling shareholder pursuant to Rule 144 of the Securities Act without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the Shares.

We have also agreed, among other things, to indemnify the selling shareholder and its partners, stockholders, equity holders, general partners, managers, members, affiliates, and their respective officers and directors and any person who controls such selling shareholder (within the meaning of the Securities Act or the Exchange Act) and any employee or representative thereof from all losses and liabilities arising under this registration statement and any securities laws applicable to this registration statement and to pay all fees and expenses (including all reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees).

Other Registration Rights Agreements

On February 9, 2022, we entered into a separate registration rights agreement with Innoviva. Pursuant to that registration rights agreement, we were required to file a registration statement covering the resale of the securities issued and sold pursuant to the related securities purchase agreement with the SEC on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva may reasonably specify. We filed such registration statement with the SEC on May 16, 2022 (SEC File No. 333-264961), and it was declared effective by the SEC on May 31, 2022.

On October 28, 2021, we entered into a separate registration rights agreement with Innoviva and CFF. Pursuant to that registration rights agreement, we were required to file a registration statement covering the resale of the securities issued and sold pursuant to the related securities purchase agreement with the SEC on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva may reasonably specify. We filed such registration statement with the SEC on March 29, 2022 (SEC File No. 333-263936), and it was declared effective by the SEC on April 6, 2022.

On January 26, 2021, we entered into a separate registration rights agreement with Innoviva. Pursuant to that registration rights agreement, we were required to file a registration statement on Form S-1 or Form S-3 covering the resale of the securities issued and sold pursuant to the related securities purchase agreement with the SEC on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva may reasonably specify. We filed such registration statement with the SEC on May 13, 2021 (SEC File No. 333-256104), and it was declared effective by the SEC on May 20, 2021.

On February 12, 2020, we entered into another, separate registration rights agreement with Innoviva, Inc. Pursuant to that registration rights agreement, we were required to file a registration statement covering the resale of the securities issued and sold pursuant to the related securities purchase agreement with the SEC on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva, Inc. may reasonably specify. We filed such registration statement with the SEC on April 1, 2020 (SEC File No. 333-237533), and it was declared effective by the SEC on April 8, 2020.

Investor Rights Agreements

On February 9, 2022, we entered into an amended and restated investor rights agreement (the “A&R IRA”) with Innoviva and Innoviva, Inc. The A&R IRA amended and restated in its entirety that certain investor rights agreement dated as of February 12, 2020, as amended and restated by that certain amended and restated investor rights agreement dated as of January 26, 2021. Pursuant to the A&R IRA, or so long as Innoviva and Innoviva, Inc., and their respective affiliates hold at least 12.5% of the outstanding shares of common stock of the Company on a fully-diluted basis, Innoviva and Innoviva, Inc. and their respective affiliates shall have the right to designate two directors to our board of directors and for so long as Innoviva and Innoviva, Inc. and their respective affiliates hold at least 8%, but less than 12.5%, of the outstanding shares of our common stock on a fully-diluted basis, Innoviva and Innoviva, Inc. and their respective affiliates shall have the right to designate one director to our board of directors, in each case, subject to certain conditions and qualifications set forth in the A&R IRA. The A&R IRA also provides Innoviva and Innoviva, Inc. and their respective affiliates with certain subscription rights in the event of any new issuances.

As of the date of this prospectus, the directors designated by Innoviva and Innoviva, Inc. and their respective affiliates are Jules Haimovitz and Odysseas D. Kostas, M.D. Mr. Haimovitz joined the Armata Board on April 1, 2021 and Dr. Kostas joined our board of directors on February 12, 2020.

Voting Agreements

On February 9, 2022, we entered into a second amended and restated voting agreement with Innoviva and Innoviva, Inc. (the “Second A&R Voting Agreement”). The Second A&R Voting Agreement amended and restated in its entirety that certain voting agreement dated as of January 26, 2021, as amended and restated by that certain amended and restated voting agreement dated as of October 28, 2021. Pursuant to the Second A&R Voting Agreement, Innoviva and Innoviva, Inc. agreed not to vote or take any action by written consent with respect to shares of common stock of the Company held by Innoviva and Innoviva, Inc. or any of their respective subsidiaries which represent, in the aggregate, more than 49.5% of the total number of shares of common stock voting with respect to certain matters (such shares, the “Excess Shares”) related to the election of directors to our board of directors, removal of directors from the board of directors or amendment of the bylaws of the Company to reduce the maximum number of directors or set the number of directors who may serve on the board of directors (“Board Matters”) presented at any meeting of the stockholders of the Company (or any adjournment or postponement thereof) or for their action by written consent, in each case, unless the board of directors authorizes Innoviva or Innoviva, Inc. or their respective affiliates to vote such Excess Shares with respect to Board Matters.

Except as described above, the selling shareholder does not have and have not had any material relationship with us within the past three years.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our articles of incorporation and bylaws, and certain provisions of Washington law are summaries. The following description is not complete and are subject to and qualified in their entirety by our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Washington Business Corporation Act.

As of the date of this prospectus, our articles of incorporation authorize us to issue 217,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting

Our common stock is entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

There currently are no provisions under our amended and restated articles of incorporation or under any other contractual obligations whereby we are required to issue or sell shares of preferred stock and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Our Articles of Incorporation, Our Bylaws and Washington Law

Provisions in our articles of incorporation, our bylaws and under Washington law may delay or prevent an acquisition of us or a change in our management, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that our shareholders might otherwise deem to be in their best interests. These provisions include a requirement for the vote of shareholders holding at least two-thirds of all shares of our issued and outstanding capital stock to approve certain changes to our articles of incorporation or certain business combinations. These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management. Additionally, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, prohibits a target corporation, with certain exceptions, from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an “acquiring person”, unless (a) the significant business transaction is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition or (b) the significant business transaction was approved by both the majority of the members of the target corporation’s board of directors and approved at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation. Such significant business transactions may include, among other things:

•	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at an annual or special meeting of shareholders.

NYSE American Listing

Our common stock is listed on the NYSE American exchange under the symbol “ARMP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

PLAN OF DISTRIBUTION

The selling shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Shares through this prospectus. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus by the selling shareholder. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares covered by this prospectus.

The selling shareholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Shares held by the selling shareholder. The Shares may be sold on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling shareholder may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through trading plans entered into by selling shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling shareholders to include the pledgee, transferee, or other successor in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer the Shares in other circumstances, in which case the pledgees, transferees, or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares, or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions the selling shareholder assumes. The selling shareholder may also sell Shares short and deliver the Shares to close out the selling shareholder’s short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. If the selling shareholder effects certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling shareholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling shareholder meets the criteria and conforms to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Shares, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The selling shareholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the selling shareholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling shareholder and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling shareholder and any other participating person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, has been passed upon for us by Lane Powell PC, Seattle, Washington.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Armata Pharmaceuticals, Inc.’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at https://www.armatapharma.com/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37544):

•	our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;

•	our current report on Form 8-K and any and all amendments thereto, filed on January 10, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed to have been “filed” with the SEC on March 9, 2022; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on August 18, 2015, including all amendments and reports filed for the purpose of updating such description.

All future documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Armata Pharmaceuticals, Inc., Attention: Vice President, Finance and Administration, 4503 Glencoe Avenue, Marina del Rey, California 90292-3552. You may also telephone us at (310) 665-2928.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://investor.armatapharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the Securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Washington law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS

21,315,790 Shares of

Common Stock

__________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the Securities to be registered by this registration statement. None of the expenses listed below are to be borne by the selling shareholder named in the prospectus that forms a part of this registration statement.

Expense	Amount
SEC Registration Fee	$6,202
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$184,000
Total	$200,202

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Washington. Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of  (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

Article 11 of the Registrant’s articles of incorporation, provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to the Registrant or its shareholders for monetary damages for conduct as a director. Section 10 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity; provided, however, that any indemnity is in accordance with Washington law and does not include indemnification for intentional misconduct, knowing violation of law, or other violations of Washington law, including receipt of benefits in which a director or officer is not entitled.

The Registrant maintains a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The Registrant has also entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of the Registrant or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the Registrant’s request. In addition, the indemnification agreements provide the Registrant with the obligation to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law.

Item 16. Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby further undertakes:

(1)	for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(2)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 16, 2015).
3.2	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37544), filed with the SEC on April 24, 2017).
3.3	Articles of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on November 8, 2018).
3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q (File No. 001-37544), filed with the SEC on August 14, 2019).
3.6	Articles of Merger, dated as of May 9, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
3.7	Articles of Amendment to Articles of Incorporation of the Registrant, dated as of December 10, 2019 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
3.8	Amendment to Amended and Restated Bylaws of the Registrant (December 10, 2019) (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on December 11, 2019).
3.9	Articles of Amendment to Articles of Incorporation of the Registrant, dated as of March 26, 2020 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on March 30, 2020).
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9.
4.2	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on May 10, 2019).
4.3	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).
4.4	Securities Purchase Agreement, dated January 27, 2020, by and between the Registrant and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 29, 2020).
4.5	Investor Rights Agreement, dated February 12, 2020, by and between the Registrant and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 13, 2020).
4.6	Registration Rights Agreement, dated February 12, 2020, by and between the Registrant and Innoviva, Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 13, 2020).
4.7	Registration Rights Agreement, dated January 26, 2021, by and between the Registrant and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.8	Amended and Restated Investor Rights Agreement, dated January 26, 2021, by and among the Registrant, Innoviva Strategic Opportunities LLC and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).

4.9	Securities Purchase Agreement, dated January 26, 2021, by and between the Registrant and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.10	Voting Agreement, dated January 26, 2021, by and among the Registrant, Innoviva Strategic Opportunities LLC and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.11	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 27, 2021).
4.12	Securities Purchase Agreement, dated October 28, 2021, by and among the Registrant, Cystic Fibrosis Foundation, and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on October 29, 2021).
4.13	Registration Rights Agreement, dated as of October 28, 2021, by and between the Registrant, Cystic Fibrosis Foundation, and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on October 29, 2021).
4.14	Amended and Restated Voting Agreement, dated as of October 28, 2021, by and among the Registrant, Innoviva Strategic Opportunities LLC and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on October 29, 2021).
4.15	Form of Common Stock Warrant (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 11, 2022).
4.16	Securities Purchase Agreement, dated as of February 9, 2022, by and between the Registrant and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 11, 2022).
4.17	Amended and Restated Investor Rights Agreement, dated as of February 9, 2022, by and among the Registrant, Innoviva Strategic Opportunities LLC and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 11, 2022).
4.18	Registration Rights Agreement, dated as of February 9, 2022, by and between the Registrant and Innoviva Strategic Opportunities LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 11, 2022).
4.19	Second Amended and Restated Voting Agreement, dated as of February 9, 2022, by and among the Registrant, Innoviva Strategic Opportunities LLC and Innoviva, Inc. (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on February 11, 2022).
4.20	Secured Convertible Credit and Security Agreement, dated January 10, 2023, by and among the Registrant, Innoviva Strategic Opportunities LLC and the other parties thereto (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-37544), filed with the SEC on January 10, 2023.
4.21*	Registration Rights Agreement, dated as of February 9, 2023, by and between the Registrant and Innoviva Strategic Opportunities LLC.
5.1	Opinion of Lane Powell PC.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Lane Powell PC (reference is made to Exhibit 5.1).
24.1*	Power of Attorney.
107*	Calculation of Filing Fees Table.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California, on March 28, 2023.

ARMATA PHARMACEUTICALS, INC.

/s/ Brian Varnum
Brian Varnum
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Brian Varnum Brian Varnum, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2023
/s/ Erin Butler	Vice President, Finance and Administration	March 28, 2023
Erin Butler	(Principal Financial and Accounting Officer)
*	Chairman of the Board of Directors	March 28, 2023
Robin Kramer
*	Director	March 28, 2023
Jules Haimovitz, M.D.

*	Director	March 28, 2023
Odysseas D. Kostas, M.D.

*	Director	March 28, 2023
Joseph M. Patti, Ph.D.

*	Director	March 28, 2023
Todd C. Peterson, Ph.D.

*	Director	March 28, 2023
Sarah J. Schlesinger, M.D.

* By:	/s/ Brian Varnum
Brian Varnum
Attorney-in-fact